UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated herein by reference.
SECTION 2 — FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 14, 2006, Visteon Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement’) with a syndicate of financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, and Bank of America, NA, Sumitomo Mitsui Banking Corporation, New York and Wachovia Capital Finance Corporation (Central), as documentation agents, which provides for up to $350 million in secured revolving loans. The Company borrowed $25 million upon closing, which will be used for general corporate purposes. The Credit Agreement expires on or prior to August 14, 2011.
     Subject to limited exceptions, each of the Company’s direct and indirect, existing and future, domestic subsidiaries are borrowers under the Credit Agreement. The obligations under the Credit Agreement are secured by a first-priority lien on certain assets of the Company and most of its domestic subsidiaries, including real property, accounts receivable, inventory, equipment and other tangible and intangible property, including the capital stock of nearly all direct and indirect domestic subsidiaries (other than those domestic subsidiaries the sole assets of which are capital stock of foreign subsidiaries), as well as a second-priority lien on substantially all other material tangible and intangible assets of the Company and most of its domestic subsidiaries which secure the Company’s term loan agreement entered into on June 13, 2006. The terms relating to the Credit Agreement specifically limit the obligations to be secured by a security interest in certain U.S. manufacturing properties and intercompany indebtedness and capital stock of U.S. manufacturing subsidiaries in order to ensure that, at the time of any borrowing under the Credit Agreement and other credit lines, the amount of the applicable borrowing which is secured by such assets (together with other borrowings which are secured by such assets and obligations in respect of certain sale-leaseback transactions) do not exceed 15% of Consolidated Net Tangible Assets (as defined in the indenture applicable to the Company’s outstanding bonds and debentures).
     The Credit Agreement contains, among other things, mandatory prepayment provisions for certain asset sales, recovery events, equity issuances and debt incurrence, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants include certain restrictions on the incurrence of additional indebtedness, liens, acquisitions and other investments, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other repurchases in respect of capital stock, voluntary prepayments of certain other indebtedness, capital expenditures, transactions with affiliates, changes in fiscal periods, hedging arrangements, lines of business, negative pledge clauses, subsidiary distributions and the activities of certain holding company subsidiaries, subject to certain exceptions.
     Under certain conditions amounts outstanding under the Credit Agreement may be accelerated. Bankruptcy and insolvency events with respect to us or certain of our subsidiaries will result in an automatic acceleration of the indebtedness under the Credit Agreement. Subject to notice and cure periods in certain cases, other events of default under the Credit Agreement will result in acceleration of indebtedness under the Credit Agreement at the option of the lenders. Such other events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt, entry of material judgments not covered by insurance, or a change of control of the Company.
     Also on August 14, 2006, certain European subsidiaries of the Company closed on a committed 5-year trade accounts receivables facility that can provide up to $325 million in funding. Under the facility, the participating subsidiaries have committed to sell trade receivables at their face value to an unconsolidated, insolvency-remote special purpose entity incorporated under the laws of Ireland and referred to as the master purchaser (or, in the case of receivables governed by French law, a special French law securitization vehicle known as a “fonds commun de créances” or “FCC” that in turn will issue secured notes to the master purchaser).
     The master purchaser finances its purchase of receivables (and secured notes) through the issuance of variable loans provided by a syndicate of lenders as well as subordinated loans provided by Visteon Netherlands Finance B.V., an indirect, wholly owned subsidiary of the Company organized under the laws of the Netherlands. The Company expects that the face amount of receivables financed from time to time by the syndicate of lenders will be treated as having been sold by the Company and its consolidated subsidiaries for financial statement purposes.
     The actual amount of third-party funding available under the facility from time to time is based upon the outstanding balance of trade accounts receivable of the participating subsidiaries at such time, reduced by a factor that reflects estimated losses on the receivables. Certain receivables are ineligible for financing based on factors such as the creditworthiness of the obligor, delinquency of the receivable and excess obligor concentrations. The aggregate of the face value of ineligible receivables, the discount applied to the face value of eligible receivables by the lenders and the excess of available third party funding over desired borrowing levels from time to time is the amount that is financed by the master purchaser through the subordinated loan from Visteon Netherlands Finance B.V.
     Certain conditions to inclusion of receivables governed by French law, including, principally, the formation of the FCC, have not yet been satisfied. While those conditions are largely ministerial and are expected to be completed later this year, there is no assurance that will be the case and unless and until such conditions are satisfied, total availability under the facility will be significantly reduced. As of the closing date of the facility, total availability was approximately $82.5 million and no amounts had been drawn. The facility provides funding in U.S. dollars, Euro and Pound Sterling based on the currency of payment of the underlying receivables.
     Receivables sold to the master purchaser in connection with the facility will continue to be serviced by the Visteon entities that originated those receivables. In connection with the facility, the Company has provided an undertaking in favor of the lenders to support the servicing and other performance obligations of the European subsidiaries under the facility.
     On August 14, 2006, the Company also terminated its Second Amended and Restated Credit Agreement, dated as of January 9, 2006 as amended (the “Restated Credit Agreement”).
     The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Some of the financial institutions party to the Credit Agreement and other transaction described above and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press release dated August 15, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: August 18, 2006	By:	/s/ James F. Palmer
James F. Palmer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press Release dated August 15, 2006.